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                                                                    Exhibit 10.2

                                 AMENDMENT NO. 1
                                       TO
             THE AMENDED AND RESTATED 2001 LONG-TERM INCENTIVE PLAN
                                       OF
                           THE COOPER COMPANIES, INC.

     WHEREAS, The Cooper Companies, Inc. (the "Company") has adopted the Amended and Restated 2001 Long Term Incentive Plan of The Cooper Companies, Inc. (the "Plan"); and

     WHEREAS, Section 7 of the Plan permits the Board of Directors of the Company to amend the Plan, subject to certain limitations; and

     WHEREAS, the Board of Directors of the Company desires to amend the Plan in certain respects;

     NOW, THEREFORE, the Plan is hereby amended as follows:

     FIRST: Paragraph (a) of Section 5 is hereby amended by removing "85%" and replacing it with "100%", and by removing the following language: "provided, however, that in the case of an Incentive Stock Option, the option price shall not be less than 100% of Fair Market Value as of the date of grant."

     SECOND: The second paragraph of Section 7 is hereby amended by deleting the second sentence entirely, and by replacing "Except" with "Additionally, except" at the beginning of the last sentence.

     IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Amendment No. 1 to the Plan to be executed by a duly authorized officer of the Company as of April 1, 2003.

                              The Cooper Companies, Inc.


                              By:    /s/ Carol R. Kaufman
                                     -------------------------------------------
                                     Carol R. Kaufman

                              Title: Vice President of Legal Affairs, Secretary,
                                     and Chief Administrative Officer